Exhibit 20.2

ARRAN FUNDING LIMITED - SERIES 05-B

FORM OF MONTHLY SERVICER'S REPORT

Bloomberg Ticker Number:                     ARRAN2005

Arran Funding Limited - Series:              05-B

ABS - Credit Card - Bank, Closing Date:      December 15, 2005

As at:                                       July 17, 2006

                     RATING (S&P/Moodys/Fitch)      POOLFACTOR        PAY       NEXT PAY                                COUPON
TRANCHE   CURRENCY    ORIGINAL        CURRENT    ORIGINAL  CURRENT  FREQUENCY     DATE                             BASIS    CURRENT
------------------------------------------------------------------------------------------------------------------------------------
Class A1     USD    AAA /Aaa/AAA   AAA /Aaa/AAA    100%      100%   Quarterly   15 Sep 2006 3 Mth $ LIBOR +         0.05%   5.37938%
Class A2     EUR    AAA /Aaa/AAA   AAA /Aaa/AAA    100%      100%    Monthly    17 Jul 2006 1 Mth EURIBOR +         0.09%   2.96400%
Class A3     GBP    AAA /Aaa/AAA   AAA /Aaa/AAA    100%      100%   Quarterly   15 Sep 2006 3 Mth (pound) LIBOR +   0.09%   4.82406%
Class B3     GBP       A/A1/A         A/A1/A       100%      100%   Quarterly   15 Sep 2006 3 Mth (pound) LIBOR +   0.26%   4.99406%
Class C1     USD    BBB/Baa2/NR     BBB/Baa2/NR    100%      100%   Quarterly   15 Sep 2006 3 Mth $ LIBOR +         0.40%   5.72938%
Class C3     GBP    BBB/Baa2/NR     BBB/Baa2/NR    100%      100%   Quarterly   15 Sep 2006 3 Mth (pound) LIBOR +   0.46%   5.19406%

         Scheduled start of Controlled Accumulation Period:      1 June, 2009
         Expected maturity:                                      15 December, 2010
         Legal final maturity:                                   15 December, 2012
         Structure:                                              Sr/sub Seq Pay
         Tax Election:                                           Debt
         Amort. Type:                                            Soft Bullet
         Transferors:                                            The Royal Bank of Scotland plc / National Westminster Bank plc
         Originators:                                            The Royal Bank of Scotland plc / National Westminster Bank plc
         Servicer:                                               RBS Cards, a division of The Royal Bank of Scotland plc
         Trustee:                                                Bank of New York (The)
         Underwriter:                                            The Royal Bank of Scotland plc

Pool Performance
------------------------------------------------------------------------------------------------------------------------------------

Month end         Gross        Expense     Gross Charge     Net Charge       Excess         Excess     Transferor Interest
                 Yield (%)     Rate (%)    Off Rate (%)    Off Rate (%)    Spread (%)     Spread (%)             %          Min %
                                                                                         Roll 1/4 Ave
Jun 30, 2006      20.24%        5.85%          7.04%           6.81%         7.58%          7.41%              41.13%         6%
May 31, 2006      21.17%        5.67%          7.96%           7.76%         7.74%          7.59%              42.10%         6%
Apr 30, 2006      17.93%        4.97%          6.19%           6.04%         6.92%          7.47%              42.57%         6%
Mar 31, 2006      21.86%        6.06%          7.79%           7.68%         8.12%          7.95%              42.14%         6%
Feb 28, 2006      18.24%        5.11%          5.88%           5.76%         7.37%           N/A               44.54%         6%
Jan 31, 2006      19.99%        5.47%          6.22%           6.17%         8.35%           N/A               45.20%         6%
------------------------------------------------------------------------------------------------------------------------------------

Delinquencies (loans which are 30 days or more past due)
--------------------------------------------------------------------------------
                                     (% Pool)
              ---------------------------------------------------------
Month end       30-59 days    60-89 days    90-179 days     180+ days      Total
---------       ----------    ----------    -----------     ---------      -----

Jun 30, 2006       1.27%         1.02%         2.59%          3.59%        8.47%
May 31, 2006       1.29%         1.06%         2.48%          3.47%        8.31%
Apr 30, 2006       1.37%         1.03%         2.43%          3.47%        8.30%
Mar 31, 2006       1.29%         1.01%         2.40%          3.36%        8.06%
Feb 28, 2006       1.32%         0.97%         2.32%          3.24%        7.85%
Jan 31, 2006       1.27%         0.93%         2.27%          3.11%        7.58%

Payment Rate
--------------------------------------------------------------------------------
                             Payments                         Pool balance
                  -------------------------------------       ------------
Month End          Total ((pound)000)      Rate (%)            (pound)000

Jun 30, 2006             1,144,949           22.93%             4,911,036
May 31, 2006             1,202,916           23.90%             4,992,642
Apr 30, 2006              977,762            19.57%             5,033,594
Mar 31, 2006             1,302,499           24.99%             4,996,352
Feb 28, 2006             1,071,000           20.30%             5,212,805
Jan 31, 2006             1,239,175           23.00%             5,275,021
--------------------------------------------------------------------------------

---------------------------------------------------------
Average Actual Balance:                 (pound)     1,092

Number of Accounts:                             4,495,505
---------------------------------------------------------

IN WITNESS WHEREOF, the undersigned has duly executed this Monthly Servicer's Report as of the 17th day of July, 2006.

The Royal Bank of Scotland plc, as Servicer
By:
Name: Colin Baillie
Title: Director, Finance, Cards Business